As filed with the Securities and Exchange Commission on November 14, 2013	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CORDIA BANCORP INC.

(Exact name of registrant as specified in its charter)

Virginia	26-4700031
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

11730 Hull Street Road

Midlothian, Virginia 23112

(804) 744-7576

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Inducement Stock Option Grant to Mark A. Severson

Inducement Restricted Stock Award to Mark A. Severson

(Full title of the plan)

Jack Zoeller

President and Chief Executive Officer

11730 Hull Street Road

Midlothian, Virginia 23112

(804) 744-7576

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to: Aaron M. Kaslow, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 126-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $0.01 par value	22,500(3)	$4.23	$95,175	$13

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee. In accordance with Rule 457(c) and (h) under the Securities Act, the maximum offering price per share is based on the average of the high and the low prices reported on November 11, 2013.
(3)	Represents the number of shares of Cordia Bancorp Inc. common stock (“Common Stock”) that may be issued upon the exercise of the Inducement Stock Option granted to Mr. Severson and upon the vesting of the Common Stock under the Inducement Restricted Stock Award made to Mr. Severson.

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a)

of the Securities Act of 1933, as amended and 17 C.F.R. §230.462.

CORDIA BANCORP INC.

PART I           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement (plan information, registrant information and employee plan annual information) will be sent or given to Mr. Severson as specified by Rule 428(b)(1). Said documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424, in reliance on Rule 428. Said documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by Cordia Bancorp Inc. (the “Registrant” or the “Corporation”) with the SEC are incorporated by reference in this Registration Statement:

(a)      The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, which contains the audited consolidated balance sheets of the Registrant and subsidiary as of December 31, 2012 and 2011 and the consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for the years ended December 31, 2012 and 2011. The Form 10-K was filed pursuant to the Securities Exchange Act of 1934 (“Exchange Act”) on April 1, 2013 (File No. 001-35852).

(b)      The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 filed pursuant to the Exchange Act on May 15, 2013 and August 14, 2013, respectively (File No. 001-35852).

(c)      The description of the Registrant’s common stock contained in Registrant’s Form 8-K12B, as filed with the SEC on March 29, 2013 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated under the Exchange Act.

(d)      The Registrant’s Current Reports on Form 8-K (other than those portions furnished under items 2.02, 7.01 and 9.01 of the Form 8-K) filed with the SEC on April 2, 2013, May 22, 2013 and August 23, 2013, as well as a Form 8-K/A filed on June 14, 2013 (File No. 001-35852).

(e)      All documents filed by the Registrant pursuant to Sections 13(a), 12(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that the Corporation is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, unless, and only to the extent, specified in any Current Report on Form 8-K.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities

The Common Stock to be offered pursuant to the Inducement Grants has been registered pursuant to Section 12(b) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

The Articles of Incorporation of Cordia Bancorp Inc. provide as follows:

Section 13.1-692.1 of the VSCA permits a corporation to provide in its articles of incorporation that an officer or director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages in any proceeding brought by or in the right of the corpration or brought by or on behalf of shareholders of the corporation for breach of fiduciary duty, except if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security. Cordia’s amended and restated articles of incorporation provide for such limitation of liability.

Sections 13.1-697 and 13.1-702 of the VSCA empower a corporation to indemnify any current or former director or officer made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding; provided that such director or officer conducted himself or herself in good faith; believe, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation’s best interest and, in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and, in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

Cordia’s amended and restated articles of incorporation provide that Cordia must indemnify its directors and officers to the fullest extent authorized by law. Cordia is also expressly required to advance certain expenses to its directors and officers. Cordia believes that these indemnification provisions are useful to attract and retain qualified directors and executive officers.

Item 7. Exemption from Registration Claimed

None.

Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

List of Exhibits (filed herewith unless otherwise noted):

4.1	Amended and Restated Articles of Incorporation of Cordia Bancorp Inc.[1]

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4.2	Bylaws of Cordia Bancorp Inc. [1]
5.0	Opinion of Kilpatrick Townsend & Stockton LLP as to the legality of the common stock to be issued
23.1	Consent of Kilpatrick Townsend & Stockton LLP (contained in the opinion included as Exhibit 5.0)
23.2	Consent of Yount, Hyde & Barbour, P.C.
24.0	Power of Attorney (contained on the signature page)
99.1	Nonqualified Inducement Stock Option Grant Notice and Stock Option Agreement
99.2	Inducement Restricted Stock Award Notice and Award Agreement

[1]	Incorporated by reference to exhibits to the Registrant’s Registration Statement on Form S-4 (File No. 333-186087), as amended, initially filed with the SEC on January 18, 2013.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That: Paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of the issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Cordia Bancorp Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midlothian, Commonwealth of Virginia on this 4th day of November, 2013.

CORDIA BANCORP INC.

By:	/s/ Jack Zoeller
Jack Zoeller
President, Chief Executive Officer and Director
(principal executive officer)

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Zoeller) constitutes and appoints Jack Zoeller, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jack Zoeller	President, Chief Executive Officer	November 8, 2013
Jack Zoeller	and Director
(principal executive officer)

/s/ Mark Severson	Executive Vice President and	November 8, 2013
Mark Severson	Chief Financial Officer
(principal financial/accounting officer)

/s/ David C. Bushnell	Director	November 8, 2013
David C. Bushnell

/s/ G. Waddy Garratt	Director	November 8, 2013
G. Waddy Garratt

/s/ Thomas L. Gordon	Director	November 8, 2013
Thomas L. Gordon

/s/ Peter W. Grieve	Director	November 8, 2013
Peter W. Grieve

/s/ Hunter R. Hollar	Director	November 8, 2013
Hunter R. Hollar

	Director	__________, 2013
Raymond H. Smith, Jr.

	Director	__________, 2013
Todd S. Thomson

/s/ John P. Wright	Director	November 8, 2013
John P. Wright

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
5.0	Opinion of Kilpatrick Townsend & Stockton LLP	Filed herewith.
23.1	Consent of Kilpatrick Townsend & Stockton LLP	Contained in the opinion included as Exhibit 5.0.
23.2	Consent of Yount, Hyde & Barour, P.C.	Filed herewith.
24.0	Power of Attorney	Located on the signature page.
99.1	Nonqualified Inducement Stock Option Grant Notice and Stock Option Agreement	Filed herewith.
99.2	Inducement Restricted Stock Award Notice and Award Agreement	Filed herewith.